Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB T2P 4B9

Tel 403-691-8000

Fax 403-691-8008

www.kpmg.ca

The Board of Directors of Suncor Energy Inc.

We consent to the use of our report dated March 21, 2024, on the consolidated financial statements of Suncor Energy Inc. (the “Company”), which comprise the consolidated balance sheets as at December 31, 2023 and December 31, 2022, the related consolidated statements of comprehensive income (loss), changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes, and on the effectiveness of internal control over financial reporting as of December 31, 2023, which are incorporated by reference and to the reference to our firm under the heading “Auditor” in the prospectus included in registration statement on Form F-10 dated June 4, 2024 of the Company.

/s/ KPMG LLP
Chartered Professional Accountants
Calgary, Canada
June 4, 2024